AGILITI ANNOUNCES FINANCIAL RESULTS FOR FOURTH QUARTER AND FULL-YEAR 2021 AND PROVIDES 2022 OUTLOOK

Minneapolis, Minn.--(BUSINESS WIRE)— March 8, 2022 – Agiliti Inc. (NYSE: AGTI) (“Agiliti”), a nationwide provider of healthcare technology management and service solutions to the United States healthcare industry, today announced its financial results for the fourth quarter and year ended December 31, 2021, and provides its financial outlook for 2022.

Fourth Quarter 2021 Highlights

●	Revenue growth of 36 percent to $290 million
●	Net income of $10.0 million, up $10.5 million from the prior year period, and diluted income per share of $0.07, up $0.07 per share from the prior year period
●	Adjusted EBITDA[1] growth of 18 percent to $85 million, and adjusted earnings per share[1] of $0.25, a 25 percent increase over the prior year period
●	Entered into a new one-year agreement with the U.S. Department of Health and Human Services’ Assistant Secretary for Preparedness and Response for the comprehensive maintenance and management services of medical ventilator equipment
●	Closed acquisition of Sizewise on October 1 and realized $10 million of Adjusted EBITDA[1] contribution in the quarter

Full-Year 2021 Highlights

●	Revenue growth of 34 percent year-over-year to $1,039 million
●	Net income of $24.0 million, up $46.5 million from the prior year, and diluted income per share of $0.19, up $0.42 per share from the prior year
●	Adjusted EBITDA[1] growth of 41 percent year-over-year to $331 million, and adjusted diluted earnings per share[1] of $0.99, up $0.48 per share from the prior year
●	Total debt of $1,193 million; Net debt[1] of $1,118 million; Net Leverage ratio[1] at 3.4x
●	Successfully completed IPO in April 2021 to raise proceeds of approximately $390 million
●	Completed acquisitions of Northfield Medical and Sizewise

“Our results in 2021 reflect the extraordinary efforts of our teams to meet the needs of health systems across the country as we helped ensure the readiness and availability of critical medical devices, including supporting frontline response to the Covid-19 pandemic” said Tom Leonard, Chief Executive Officer. “As we turn the corner to 2022, we are even more excited about the momentum in our business and the opportunity ahead of us.”

Fourth Quarter and Year-to-Date 2021 Financial Results

Total revenue for the three months ended December 31, 2021, was $290.5 million, representing a 35.6 percent increase from total revenue of $214.2 million for the same period of 2020. Total revenue for the year ended December 31, 2021, was $1,038.7 million, representing a 34.3 percent increase from total revenue of $773.3 million for the same period of 2020.

Net income for the three months ended December 31, 2021, was $10.0 million compared to a net loss of $0.5 million for the same period of 2020. Net income for the year ended December 31, 2021, was $24.0 million, representing a $46.5 million increase compared to a net loss of $22.5 million for the same period of 2020.

Adjusted EBITDA1 for the three months ended December 31, 2021, was $84.9 million, a 17.9 percent increase from Adjusted EBITDA1 of $72.0 million for the same period of 2020. Adjusted EBITDA1 for the year ended December 31, 2021, was $330.7 million, a 41.2 percent increase from Adjusted EBITDA1 of $234.2 million for same period of 2020.

2022 Financial Outlook

●	Revenue of $1,160 - $1,190 million
●	Adjusted EBITDA[2] of $305-315 million
●	Adjusted earnings per share[2] of $0.89 – 0.94 per share
●	Capex investment expected in the range of $80 to $90 million

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1 Non-GAAP Measures. See further discussion below.

2 With regard to the non-GAAP Adjusted EBITDA guidance and adjusted earnings per share guidance provided above, a reconciliation to GAAP net income has not been provided as the quantification of certain items included in the calculation of GAAP net income cannot be calculated or predicted at this time without unreasonable efforts. For example, the non-GAAP adjustment for stock-based compensation expense requires additional inputs such as number of shares granted and market price that are not currently ascertainable, and the non-GAAP adjustment for certain reserves and expenses depends on the timing and magnitude of these expenses and cannot be accurately forecasted. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on its future GAAP financial results. See further discussion below regarding historical Adjusted EBITDA and historical adjusted earnings per share.

Subsequent Event
On February 28, 2022, Agiliti entered into a new one-year agreement with the U.S. Department of Health and Human Services’ (“HHS”) Assistant Secretary for Preparedness and Response (“ASPR”) for the comprehensive maintenance and management services of medical ventilator equipment. This Agreement consolidates several prior agreements, and it is comprised of an initial 6-month base term, and a 6-month option term.

On March 1, 2022 Agiliti publicly released the details of this award. In summary, the term of this new Agreement, for up to 12 months, is intended to provide sufficient time for HHS/ASPR to run a competitive, multi-year contract award process while minimizing the risk of interruption to the critical services that Agiliti currently provides under the Agreement in support of our nation’s ongoing COVID-19 response. Agiliti fully intends to compete for any future contract award.

Conference Call Information

Agiliti will hold a conference call to discuss its fourth quarter and full year 2021 results on Tuesday, March 8, at 5 p.m. Eastern Time (4 p.m. Central Time).

The conference call can be accessed live over the phone by dialing 1-877-407-0792 or for international callers, 1-201-689-8263. A replay will be available two hours after the call and can be accessed by dialing 1-844-512-2921, or for international callers, 1-412-317-6671. The passcode for the live call and the replay is 13726349. The replay will be available until March 15, 2022.

Interested investors and other parties may also listen to a simultaneous webcast of the conference call by visiting the Agiliti Investor Relations site at https://investors.agilitihealth.com. The online replay will be available for a limited time shortly following the call.

About Agiliti

Agiliti is an essential service provider to the U.S. healthcare industry with solutions that help support a more efficient, safe and sustainable healthcare delivery system. Agiliti serves more than 9,000 national, regional and local acute care and alternate site providers across the U.S. For more than eight decades, Agiliti has delivered medical equipment management and service solutions that help healthcare providers reduce costs, increase operating efficiencies and support optimal patient outcomes.

CONTACT:

Kate Kaiser

Corporate Communication and Investor Relations

kate.kaiser@agilitihealth.com

Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements in this press release are forward-looking in time, including financial outlook and other preliminary results, and involve risks and uncertainties. The following factors, among others, could adversely affect our business, operations and financial condition causing our actual results to differ materially from those expressed in any forward-looking statements: our history of net losses and substantial interest expense; our need for substantial cash to operate and expand our business as planned; our substantial outstanding debt and debt service obligations; restrictions imposed by the terms of our debt; a decrease in the number of patients our customers are serving; our ability to effect change in the manner in which health care providers traditionally procure medical equipment; the absence of long-term commitments with customers including our agreement with HHS/ASPR; our ability to renew contracts with group purchasing organizations and integrated delivery networks; changes in reimbursement rates and policies by third-party payors; the impact of health care reform initiatives; the impact of significant regulation of the health care industry and the need to comply with those regulations; the effect of prolonged negative changes in domestic and global economic conditions; difficulties or delays in our continued expansion into certain of our businesses/geographic markets and developments of new businesses/geographic markets; additional credit risks in increasing business with home care providers and nursing homes, impacts of equipment product recalls or obsolescence; increases in vendor costs that cannot be passed through to our customers; and other Risk Factors as detailed in our annual report on Form 10-K.

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Agiliti, Inc. and Subsidiaries
Consolidated Statements of Operations
	Three Months Ended		Year Ended
	December 31,		December 31,
(in thousands, except share and per share information)	2021	2020	2021	2020
Revenue	$290,478	$214,190	$1,038,690	$773,312
Cost of revenue	169,727	127,726	614,073	486,965
Gross margin	120,751	86,464	424,617	286,347
Selling, general and administrative	95,053	69,450	320,387	250,289
Operating income	25,698	17,014	104,230	36,058
Loss on extinguishment of debt	—	—	10,116	—
Interest expense	13,070	14,998	53,514	61,530
Income (loss) before income taxes and noncontrolling interest	12,628	2,016	40,600	(25,472)
Income tax expense (benefit)	2,601	2,444	16,433	(3,234)
Consolidated net income (loss)	10,027	(428)	24,167	(22,238)
Net income attributable to noncontrolling interest	44	42	161	240
Net income (loss) attributable to Agiliti, Inc. and Subsidiaries	$9,983	$(470)	$24,006	$(22,478)

Basic income (loss) per share	$0.08	$(0.00)	$0.20	$(0.23)
Diluted income (loss) per share	$0.07	$(0.00)	$0.19	$(0.23)

Weighted-average common shares outstanding:
Basic	130,666,105	98,983,296	120,877,480	98,976,226
Diluted	138,525,173	98,983,296	128,497,220	98,976,226

Agiliti, Inc. and Subsidiaries
Consolidated Balance Sheets
	December 31,	December 31,
(in thousands, except share and per share information)	2021	2020
Assets
Current assets:
Cash and cash equivalents	$74,325	$206,505
Accounts receivable, less allowance for credit losses of $2,902 at December 31, 2021 and $1,993 at December 31, 2020	209,308	154,625
Inventories	55,307	27,062
Prepaid expenses	18,549	13,549
Other current assets	395	626
Total current assets	357,884	402,367
Property and equipment:
Medical equipment	359,284	285,723
Property and office equipment	174,669	112,646
Accumulated depreciation	(275,583)	(183,953)
Total property and equipment, net	258,370	214,416
Other long-term assets:
Goodwill	1,213,121	817,113
Operating lease right-of-use assets	80,676	51,214
Other intangibles, net	573,159	402,095
Other	32,537	16,151
Total assets	$2,515,747	$1,903,356
Liabilities and Equity
Current liabilities:
Current portion of long-term debt	$17,534	$16,044
Current portion of operating lease liability	22,826	14,155
Current portion of obligation under tax receivable agreement	29,187	15,572
Accounts payable	53,851	37,215
Accrued compensation	47,951	38,671
Accrued interest	3,473	6,347
Deferred revenue	5,808	8,800
Other accrued expenses	27,900	22,727
Total current liabilities	208,530	159,531
Long-term debt, less current portion	1,174,968	1,145,055
Obligation under tax receivable agreement, pension and other long-term liabilities	29,629	53,794
Operating lease liability, less current portion	63,241	40,283
Deferred income taxes, net	143,307	62,748
Commitments and contingencies (Note 11)
Equity:
Common stock, $0.0001 par value; 350,000,000 shares authorized; 130,950,061 and 98,983,296 shares issued and outstanding at December 31, 2021 and December 31, 2020	13	10
Additional paid-in capital	938,888	513,902
Accumulated deficit	(44,486)	(68,492)
Accumulated other comprehensive income (loss)	1,537	(3,619)
Total Agiliti, Inc. and Subsidiaries equity	895,952	441,801
Noncontrolling interest	120	144
Total equity	896,072	441,945
Total liabilities and equity	$2,515,747	$1,903,356

Agiliti, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
	Year Ended
	December 31,
(in thousands)	2021	2020
Cash flows from operating activities:
Consolidated net income (loss)	$24,167	$(22,238)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	103,805	99,638
Amortization	88,240	73,456
Remeasurement of tax receivable agreement and contingent consideration	4,542	12,931
Loss on extinguishment of debt	7,716	—
Provision for credit losses	2,023	1,959
Provision for inventory obsolescence	2,424	722
Non-cash share-based compensation expense	13,960	10,334
Gain on sales and disposals of equipment	(3,735)	(1,191)
Deferred income taxes	12,004	(4,944)
Changes in operating assets and liabilities:
Accounts receivable	(8,915)	(39,763)
Inventories	3,052	(9,712)
Other operating assets	(9,044)	(13,597)
Accounts payable	718	552
Other operating liabilities	(30,640)	29,780
Net cash provided by operating activities	210,317	137,927
Cash flows from investing activities:
Medical equipment purchases	(37,377)	(31,668)
Property and office equipment purchases	(29,121)	(27,597)
Proceeds from disposition of property and equipment	9,242	3,486
Acquisitions, net of cash acquired	(676,878)	(95,953)
Net cash used in investing activities	(734,134)	(151,732)
Cash flows from financing activities:
Proceeds under revolver	35,000	199,500
Payments under revolver	(35,000)	(233,000)
Proceeds under term loan	346,927	273,344
Payments under term loan	(329,119)	(7,860)
Payments of principal under finance lease liability	(9,097)	(8,024)
Payments of deferred financing costs	(229)	(199)
Payments under tax receivable agreement	(15,577)	—
Distributions to noncontrolling interests	(185)	(397)
Proceeds from exercise of stock options	1,409	—
Dividend and equity distribution payment	(928)	(1,138)
Proceeds from issuance of common stock	402,815	—
Stock issuance costs	(4,379)	—
Shares forfeited for taxes	—	(145)
Change in book overdrafts	—	(1,771)
Net cash provided by (used in) financing activities	391,637	220,310
Net change in cash and cash equivalents	(132,180)	206,505
Cash and cash equivalents at the beginning of period	206,505	—
Cash and cash equivalents at the end of period	$74,325	$206,505

Supplemental cash flow information:
Interest paid	$52,341	$55,161
Income taxes paid	3,214	1,260

Use of non-GAAP information

This press release contains non-GAAP measures, including EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted EPS, Net Debt and Net Leverage Ratio. We use these internally as measures of operational performance, or liquidity, as applicable, and disclose them externally to assist analysts, investors and lenders in their comparisons of operational performance, valuation and debt capacity across companies with differing capital, tax and legal structures. We believe the investment community frequently uses these measures in the evaluation of similarly situated companies. Adjusted EBITDA is also used by the Company as a factor to determine the total amount of incentive compensation to be awarded to executive officers and other employees. EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted EPS, Net Debt and Net Leverage Ratio, however, are not measures of financial performance under accounting principles generally accepted in the United States of America (“GAAP”) and should not be considered as alternatives to, or more meaningful than, net income as measures of operating performance or to cash flows from operating, investing or financing activities or to total debt as measures of liquidity or debt capacity. Since EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted EPS, Net Debt and Net Leverage Ratio are not measures determined in accordance with GAAP and are thus susceptible to varying interpretations and calculations, these measures, as presented, may not be comparable to other similarly titled measures of other companies. EBITDA, Adjusted EBITDA, and Adjusted Net Income do not represent amounts of funds that are available for management’s discretionary use. EBITDA and Adjusted EBITDA presented may not be the same as EBITDA and Adjusted EBITDA calculations as defined in the First Lien Credit Facilities. EBITDA is defined as earnings attributable to Agiliti, Inc.before interest expense, income taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA excluding non-cash share-based compensation expense, management fees and other non-recurring gains, expenses, or losses, transaction costs, remeasurement of the tax receivable agreement and loss on extinguishment of debt. LTM Adjusted EBITDA represents the last twelve months (“LTM”) of Adjusted EBITDA.

Agiliti, Inc. and Subsidiaries

Adjusted EBITDA

	Three Months Ended		Year Ended
	December 31,		December 31,
(in thousands)	2021	2020	2021	2020
	(Successor)	(Successor)	(Successor)	(Successor)
Net income (loss) attributable to Agiliti, Inc. and Subsidiaries	$9,983	$(470)	$24,006	$(22,478)
Interest expense	13,070	14,998	53,514	61,530
Income tax expense (benefit)	2,601	2,444	16,433	(3,234)
Depreciation and amortization	49,287	44,582	187,963	169,241
EBITDA	74,941	61,554	281,916	205,059
Non-cash share-based compensation expense	3,833	2,677	13,960	10,334
Management and other expenses (1)	286	927	7,926	671
Transaction costs (2)	5,797	2,138	12,222	3,837
Tax receivable agreement remeasurement	—	4,700	4,542	14,300
Loss on extinguishment of debt (3)	—	—	10,116	—
Adjusted EBITDA	$84,857	$71,996	$330,682	$234,201

(1) Management and other expenses represent (a) management fees and buyout termination fee under the Advisory Services Agreement, which was terminated in connection with the initial public offering and (b) employee related non-recurring expenses.

(2) Transaction costs represent costs associated with potential and completed mergers and acquisitions and are primarily related to the Northfield and Sizewise acquisitions for the year ended December 31, 2021.

(3) Loss on extinguishment of debt consists of the write-off of the unamortized deferred financing costs and debt discount and an additional 1% redemption price related to the repayment of our Second Lien Term Loan and the write-off of the unamortized deferred financing costs related to the amendment of our Revolving Credit Facility.

Agiliti Health, Inc. and Subsidiaries

Non-GAAP Financial Measure: Adjusted Net Income and Adjusted EPS

	Three Months Ended		Year Ended
	December 31,		December 31,
(in thousands, except share and per share information, unaudited)	2021	2020	2021	2020
Net income (loss) attributable to Agiliti, Inc. and Subsidiaries	$9,983	$(470)	$24,006	$(22,478)
Amortization	23,731	17,900	84,158	69,602
Non-cash share-based compensation expense	3,833	2,677	13,960	10,334
Management and other expenses (1)	286	960	7,926	671
Transaction costs (2)	5,797	2,103	12,222	3,837
Tax receivable agreement remeasurement (3)	—	4,700	4,542	14,300
Loss on extinguishment of debt (4)	—	—	10,116	—
Income tax benefit associated with pre-tax adjustments (5)	(9,462)	(6,258)	(29,920)	(21,785)
Adjusted Net Income	$34,168	$21,612	$127,010	$54,481

Weighted average shares outstanding - diluted	138,525	106,091	128,497	106,084
Adjusted EPS	0.25	0.20	0.99	0.51

(1) Management and other expenses represent (a) management fees and buyout termination fee under the Advisory Services Agreement, which was  terminated in connection with the initial public offering and (b) employee related non-recurring expenses. (2) Transaction costs represent costs associated with potential and completed mergers and acquisitions and are primarily related to the Northfield and Sizewise acquisitions for the year ended December 31, 2021. (3) Tax receivable agreement remeasurement represents the change in the fair value of the tax receivable agreement. (4) Loss on extinguishment of debt consists of the write-off of the unamortized deferred financing costs and debt discount and an additional 1% redemption price related to the repayment of our Second Lien Term Loan and the write-off of the unamortized deferred financing costs related to the amendment of our Revolving Credit Facility. (5) Income tax benefit associated with pre-tax adjustments represents the tax benefit or provision associated with the reconciling items between net income (loss) and Adjusted Net Income. To determine the aggregate tax effect of the reconciling items, we utilized statutory income tax rates ranging from 0% to 26%, depending upon the applicable jurisdictions of each adjustment.

Agiliti Health, Inc. and Subsidiaries
Non-GAAP Financial Measure: Net Debt and Net Leverage Ratio
December 31,
(in millions, unaudited)	2021
Term loan B (due 2026)	$1,183.1
Consolidated capital leases	26.6
Less: deferred financing fees	(17.2)
Debt	$1,192.5
Less: cash	(74.3)
Net debt	$1,118.2

LTM adjusted EBITDA	$330.7

Net leverage	3.4x